UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

TIER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

California	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (571) 382-1090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 28, 2005, Tier Technologies, Inc. (the “Company”) and its wholly-owned subsidiary Official Payments Corporation entered into the Third Amendment to Credit and Security Agreement with City National Bank (“CNB”) (the “Amendment”), which amends the Credit and Security Agreement among the Company, Official Payments Corporation and CNB, dated as of January 29, 2003, as amended (the “Credit Agreement”). The Amendment, among other things, extends the termination date of the Credit Agreement from June 30, 2005 until September 30, 2005. A copy of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 28, 2005, the Company also entered into a letter agreement with CNB (the “Letter Agreement”), whereby CNB agreed that the proposed reincorporation of the Company from California into Delaware by means of a merger of the Company with and into a wholly owned subsidiary of the Company would not constitute a violation of or a default under the Credit Agreement. A copy of the Letter Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

At the Company’s 2005 Annual Meeting of Shareholders held on June 30, 2005 (the “Annual Meeting”), the Company’s shareholders approved the Amended and Restated 2004 Stock Incentive Plan (the “Plan”). The Plan replaces the Company’s Amended and Restated 1996 Equity Incentive Plan (the “1996 Plan”), under which no further awards may be granted.

Awards may be granted under the Plan for up to 1,000,000 shares of the Company’s Class B Common Stock (subject to adjustment in the event of stock splits and other similar events), plus up to 3,486,788 shares of Class B Common Stock subject to outstanding awards as of the date of the Annual Meeting under the 1996 Plan that expire, terminate, or are surrendered or canceled without having been fully exercised, or that are forfeited in whole or in part or have resulted in any shares of Class B Common Stock not being issued. Shares of Class B Common Stock tendered to the Company by a participant to purchase shares upon the exercise of an award or to satisfy tax withdrawal obligations shall not be added back to the number of shares available for future grant under the Plan. The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Class B Common Stock and the grant of stock appreciation rights. A copy of the Plan is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

In addition, the Company has attached its forms of Incentive Stock Option Agreement, Nonstatutory Stock Option Agreement and Restricted Stock Agreement, each under the Plan, as Exhibits 99.4, 99.5 and 99.6, respectively.

At the Annual Meeting, the Company’s shareholders approved the proposed reincorporation of the Company from California into Delaware by means of a merger of the Company with and into a wholly owned subsidiary of the Company. On July 1, 2005, having received such shareholder approval, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its wholly-owned subsidiary, Tier Reincorporation, Inc., a

Delaware corporation (“Tier Delaware”). Upon consummation of the merger (the “Merger”) pursuant to the Merger Agreement, the Company will become a Delaware Corporation. The Company expects to consummate the Merger during its fiscal fourth quarter. A copy of the Merger Agreement is attached hereto as Exhibit 99.7 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

The Exhibits to this Report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

Date: July 5, 2005	By:	/s/ Deanne M. Tully
Deanne M. Tully
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Third Amendment to Credit and Security Agreement, dated as of June 28, 2005 among the Company, Official Payments Corporation and City National Bank

99.2	Letter Agreement, dated as of June 28, 2005, between the Company and City National Bank

99.3	Amended and Restated 2004 Stock Incentive Plan of the Company

99.4	Form of Incentive Stock Option Agreement under the Company’s Amended and Restated 2004 Stock Incentive Plan

99.5	Form of Nonstatutory Stock Option Agreement under the Company’s Amended and Restated 2004 Stock Incentive Plan

99.6	Form of Restricted Stock Agreement under the Company’s Amended and Restated 2004 Stock Incentive Plan

99.7	Agreement and Plan of Merger, dated as of July 1, 2005 between the Company and Tier Reincorporation, Inc., its wholly-owned subsidiary